EXHIBIT 3.(i).3

                                                                  H02000183641 8


                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                                 BILLYWEB CORP.

     Pursuant to the provision of section 607.1006, Florida Statutes, this corporation adopts the following articles of amendment to its articles of incorporation:

FIRST: Amendment(s) adopted: (indicate article number(s) being amended, added or deleted)

                                ARTICLE I. NAME:

     The name of the corporation shall be changed from BILLYWEB CORP. to POSEIDIS, INC. The principal place of business of this corporation in Florida shall remain 222 Lakeview Avenue, Suite 160-217, West Palm Beach, FL 33401.

SECOND:   If  an  amendment  provides  for  an  exchange,   reclassification  or
          cancellation  of  issued  shares,   provisions  for  implementing  the
          amendment if not contained in the amendment itself, are as follows:

             n/a

THIRD:    The date of each amendment's adoption:       August 20, 2002.

FOURTH:   Adoption of Amendment(s) check one:

  X The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.

________ The amendment(s) was/were approved by the shareholders through voting groups.

     The following statements must be separately provided for each voting group entitled to vote separately on the amendment(s):








Mintmire & Associates
265 Sunrise Ave., Suite 204
Palm Beach, Florida   3348
(561) 832-5696
Florida Bar #402435                                               H02000183641 8

                                                                  H02000183641 8



_______   "The number of votes cast for the amendment(s) was/were sufficient for
          approval by _________________________________________."   (Voting
          Group)


_______ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

_______   The  amendment(s)   was/were  adopted  by  the  incorporators  without
          shareholder action and shareholder action was not required.





         Signed this 20th  day of August, 2002.





                  /s/ Frederic Richard
BY:      _________________________________________
         (By the Chairman or Vice Chairman of the
         Board of Directors, President, or other officer
         if adopted by the shareholders)
                           OR
         (By a director if adopted by the directors)
                           OR
         (By an incorporator if adopted by the incorporators)


  Frederic Richard
----------------------------
Typed or printed Name


  President
----------------------------
Title




Mintmire & Associates
265 Sunrise Ave., Suite 204
Palm Beach, Florida   3348
(561) 832-5696
Florida Bar #402435                                               H02000183641 8